EXHIBIT 99.3

To 8-K dated October 26, 2007

Seacoast Banking Corporation of Florida

Earnings Release Third Quarter 2007

Cautionary Notice Regarding Forward-Looking Statements

This discussion and analysis contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts.  Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future.  These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.  The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2006 under “Special Cautionary Notice Regarding Forward-Looking Statements,” and otherwise in our SEC reports and filings.  Such reports are available upon request from Seacoast, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

Underlying Results Remain Solid – Reflects Strong & Diverse Franchise

	2007
(Dollars in thousands)	Q-1		Q-2		Q-3

Net Income (GAAP)	$2,769	$0.14	$4,808	$0.25	$ 285	$0.01
Securities restructuring	3,297	0.18	--	--	--	--
Provision (recapture) for loan losses	(358)	(0.02)	753	0.04	5,145	0.27
Operating earnings pre-provision	$5,708	$0.30	$5,561	$0.29	$5,430	$0.28

Revenue Growth Impacted by Seasonal Factors & Decline in Mortgage Originations

(Dollars in thousands)	QTR3 07	QTR2 07	Growth	% Growth

Net Interest Income	$ 21,147	$ 21,468	$ (321)	(1.5)%
Noninterest Income	6,019	6,716	(697)	(10.4)
Total Revenues	$ 27,166	$ 28,184	$(1,018)	(3.6)%

•

Dollars in Thousands; Excludes Securities Gains (Losses)

•

Calculated on a Fully Taxable Equivalent Basis

Quarterly Deposits

(Dollars in billions)	Q2-2006	Q3-2006	Q4-2006	Q1-2007	Q2-2006	Q3-2007

Total Deposits	$2.03	$1.96	$1.89	$1.90	$1.87	$1.86

Noninterest Expenses

(Dollars In millions)	Q1-2007	Q2-2006	Q3-2007	Q4-2007 Estimate

Total	$18.7	$19.9	$19.0	$19.0

Margin Declines Due to Nonaccrual Loan Increases

(Dollars in thousands)	Q3-06	Q4-06	Q1-07	Q2-07	Q3-07
Net Interest Margin	4.22%	3.95%	3.92%	4.09%	3.94%
Net Interest Income	$23,144	$21,846	$21,432	$21,468	$21,147

Excludes Provision for Loan Losses; Calculated on a Fully Taxable Equivalent Basis using Amortized Cost

Service Area

•

Seminole County

•

Orange County

•

Brevard County

•

Indian River County

•

Okeechobee County

•

St. Lucie County

•

Martin County

•

Palm Beach County

•

Broward County

•

Hardee County

•

Highlands County

•

Desoto County

•

Glades County

•

Hendry County